Exhibit 10.1

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

SUNPOWER INC.

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by the Rodgers Massey Revocable Living Trust dtd 4/4/11 (the “Investor”) of $5,000,000.00 (the “Purchase Amount”) on or about April 8, 2026, and SUNPOWER INC., a Delaware corporation (the “Company”), issues to the Investor the right to certain purchase Equity Securities of the Company, subject to the terms described below. See Section 2 for certain defined terms.

1. Events

(a) Equity Financing. On the initial closing of the Equity Financing first consummated by the Company following the date hereof, this Safe will automatically convert into such amount of Equity Securities equal to the Purchase Amount divided by the Conversion Price. In connection with the automatic conversion of this Safe into Equity Securities, the Investor will execute and deliver to the Company all of the transaction documents related to the Equity Financing; provided, that such documents are the same documents to be entered into with the other purchasers of Equity Securities, with appropriate variations, if applicable. Under no circumstances will the number or amount of Equity Securities issuable pursuant to this Section 1(a) exceed such number or amount of Equity Securities that otherwise would require approval by the Company’s shareholders under the rules and regulations of The Nasdaq Stock Market, including under Nasdaq Listing Rule 5635(d) (the “Nasdaq Threshold”), and the total number or amount of Equity Securities will be limited o the Nasdaq Threshold.

(b) Termination. This Safe will automatically terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this Safe) immediately following the issuance of Equity Securities to the Investor pursuant to the automatic conversion of this Safe under Section 1(a).

2. Definitions

“Capital Stock” means the capital stock of the Company, including, without limitation, any common stock or preferred stock.

“Conversion Price” means the greater of (a) the applicable price per share, unit or increment of Equity Securities sold in the Equity Financing or (b) such price per share, unit or increment of Equity Securities as required to ensure that shareholder approval is not required under Nasdaq Listing Rule 5635(c) or Nasdaq Listing Rule 5635(d) with respect to the issuance of Equity Securities.

“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells Equity Securities.

“Equity Securities” means (a) Capital Stock and all warrants, options or other rights to acquire Capital Stock and (b) any debt security that is convertible into, or exchangeable for, any combination of Capital Stock and/or cash.

“Safe” means an instrument containing a future right to Equity Securities, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations. References to “this Safe” mean this specific instrument.

3. Company Representations

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this Safe is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company (subject to section 3(d)). This Safe constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To its knowledge, the Company is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) The performance and consummation of the transactions contemplated by this Safe do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this Safe, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Equity Securities issuable pursuant to Section 1.

4. Investor Representations

(a) The Investor has full legal capacity, power and authority to execute and deliver this Safe and to perform its obligations hereunder. This Safe constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Investor has been advised that this Safe and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this Safe and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

5. Miscellaneous

(a) Any provision of this Safe may be amended, waived or modified by written consent of the Company and the Investor.

(b) Any notice required or permitted by this Safe will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c) The Investor is not entitled, as a holder of this Safe, to vote or be deemed a holder of Equity Securities for any purpose other than tax purposes, nor will anything in this Safe be construed to confer on the Investor, as such, any rights of a Company equityholder or rights to vote for the election of directors or on any matter submitted to Company stockholders, or to give or withhold consent to any corporate action or to receive notice of meetings, until shares have been issued on the terms described in Section 1.

(d) Neither this Safe nor the rights in this Safe are transferable or assignable, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Safe and/or its rights may be assigned without the Company’s consent by the Investor (i) to the Investor’s estate, heirs, executors, administrators, guardians and/or successors in the event of Investor’s death or disability, or (ii) to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor; and provided, further, that the Company may assign this Safe in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.

(e) In the event any one or more of the provisions of this Safe is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Safe operate or would prospectively operate to invalidate this Safe, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Safe and the remaining provisions of this Safe will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this Safe to be duly executed and delivered.

SUNPOWER INC.

By:	/s/ Wendell Laidley
Wendell Laidley
Chief Financial Officer

RODGERS MASSEY REVOCABLE LIVING TRUST dtd 4/4/11

By:	/s/ T.J. Rodgers
T.J. Rodgers
Authorized Person